                                                                   EXHIBIT 4(gg)


                                   [DTC LOGO]


                         MEDIUM TERM NOTE - MASTER NOTE
                                                    _____________________, 2004
                                                      (Date of Issuance)


      CITIGROUP GLOBAL MARKETS HOLDINGS INC. ("Issuer"), a corporation organized and existing under the laws of the State of NEW YORK, for value received, hereby promises to pay to Cede & Co. or its registered assigns: (i) on each principal payment date, including each amortization date, redemption date, repayment date, maturity date, and extended maturity date, as applicable, of each obligation identified on the records of Issuer (which records are maintained by CITIBANK, N. A. ("Paying Agent")) as being evidenced by this Master Note, the principal amount then due and payable for each such obligation, and (ii) on each interest payment date, if any, the interest then due and payable on the principal amount for each such obligation. Payment shall be made by wire transfer of United States dollars to the registered owner, or in immediately available funds or the equivalent to a party as authorized by the registered owner and in the currency other than United States dollars as provided for in each such obligation, by Paying Agent without the necessity of presentation and surrender of this Master Note.

REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF THIS MASTER NOTE SET FORTH ON THE REVERSE HEREOF AND TO THE TERMS OF THE PROSPECTUS, PROSPECTUS SUPPLEMENT AND PRICING SUPPLEMENT(S), WHICH ARE INCORPORATED HEREIN BY REFERENCE.

      This Master Note is a valid and binding obligation of Issuer.

IN WITNESS WHEREOF, Issuer has caused this instrument to be duly executed under its corporate seal.


 ATTEST:                                CITIGROUP GLOBAL MARKETS HOLDINGS INC.
                                                        (Issuer)

_____________________________________ By: ______________________________________
               (Signature)                         (Authorized Signature)


                                      [Seal]


                                           JPMORGAN CHASE BANK
                                               (Trustee)

                                      By: ______________________________________
                                                   (Authorized Signature)

    This Master Note evidences indebtedness of Issuer of a single Series F
                                                             (Series Designator)
and Rank senior and are designated RETAIL, MEDIUM-TERM NOTES, SERIES F, DUE NINE
                   (Secured/Unsecured/Senior/Junior/Subordinated/Unsubordinated)
OR MORE FROM THE DATE OF ISSUE
(the "Debt Obligations"), all issued or to be issued under and pursuant to an Indenture dated as of December 1, 1988, as amended (the "Indenture"), duly executed and delivered by Issuer to JPMORGAN CHASE BANK, as SUCCESSOR trustee ("Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, duties, and immunities thereunder of Trustee and the rights thereunder of the holders of the Debt Obligations. As provided in the Indenture, the Debt Obligations may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption and repayment provisions, if any, may be subject to different sinking, purchase, or analogous funds, if any, may be subject to different covenants and events of default, and may otherwise vary as in the Indenture provided or permitted. The Debt Obligations aggregated with any other indebtedness of Issuer of this Series are limited (except as provided in the Indenture) to the principal amount of $5,000,000,000 designated as the Medium-Term Notes of Issuer Due 9 Months OR MORE From Date of Issue.

   No reference herein to the Indenture and no provision of this Master Note or of the Indenture shall alter or impair the obligation of Issuer, which is absolute and unconditional, to pay the principal of, premium, if any, and interest, if any, on each Debt Obligation at the times, places, and rates, and in the coin or currency, identified on the records of Issuer.

   At the request of the registered owner, Issuer shall promptly issue and deliver one or more separate note certificates evidencing each Debt Obligation evidenced by this Master Note. As of the date any such note certificate or certificates are issued, the Debt Obligations which are evidenced thereby shall no longer be evidenced by this Master Note.



      FOR VALUE RECEIVED, the undersigned hereby sells, assigns, and transfers unto
     ___________________________________________________________________________
         (Name, Address, and Taxpayer Identification Number of Assignee)

the Master Note and all rights thereunder, hereby irrevocably constituting and appointing ______________________ attorney to transfer said Master Note on the books of Issuer with full power of substitution in the premises.
                                           ____________________________________
Dated:                                                 (Signature)
Signature(s) Guaranteed:                   NOTICE: The signature on this
                                           assignment must correspond with the
                                           name as written upon the face of
                                           this Master Note, in every
                                           particular, without alteration or
                                           enlargement or any change whatsoever.


================================================================================
      Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

                     CITIGROUP GLOBAL MARKETS HOLDINGS INC.

                   RIDER TO MASTER NOTE DATED___________, 2004

                        RETAIL MEDIUM-TERM NOTE, SERIES F


                  This rider forms a part of and is incorporated into the Master Note dated___________, 2004 of Citigroup Global Markets Holdings Inc. (the "Company") registered in the name of Cede & Co., or its registered assigns, evidencing the Company's Retail Medium-Term Notes, Series F (the "Notes").

                  REFERENCE IS HEREBY MADE TO THE FURTHER PROVISIONS OF SUCH MASTER NOTE (TOGETHER WITH THIS RIDER, HEREIN REFERRED TO AS THIS "MASTER NOTE") SET FORTH IN THE RECORDS OF THE COMPANY MAINTAINED BY THE TRUSTEE, WHICH RECORDS CONSIST OF THE PRICING SUPPLEMENT(S) TO THE PROSPECTUS SUPPLEMENT DATED __________, 2004 AND PROSPECTUS DATED________, 2004 RELATING TO EACH ISSUANCE OF NOTES, AS FILED BY THE COMPANY WITH THE SECURITIES AND EXCHANGE COMMISSION. SUCH FURTHER PROVISIONS SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH HEREIN.

                  THIS MASTER NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF THE DEPOSITORY TRUST COMPANY (THE "DEPOSITORY") OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN CERTIFICATED FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO SUCH DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY.

                            OPTION TO ELECT REPAYMENT

         The undersigned hereby irrevocably requests and instructs the Company to repay $__________ principal amount of the Notes, pursuant to their terms, on the "Optional Repayment Date" first occurring after the date of receipt of this Option to Elect Repayment as specified below, together with interest thereon accrued to the date or repayment, to the undersigned at:

________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________

           (Please Print or Type Name and Address of the Undersigned)

and to issue to the undersigned, pursuant to the terms of the Indenture, new Notes representing the remaining principal amount of Notes not repaid.

         For this Option to Elect Repayment to be effective, the Option to Elect Repayment duly completed must be received by the Paying Agent and the Trustee in the Borough of Manhattan, the City and State of New York, located initially at 111 Wall Street, 15th Floor, New York, New York 10005 and at 153 W. 51st Street, New York, New York 10019, respectively, at least 30 days but not more than 60 days prior to an "Optional Repayment Date."


Dated:

                           Signature:

                           _____________________________________________________
                           Note: The signature to this Option to Elect Repayment
must correspond with the name as written upon the face of the within Note in every particular without alteration or enlargement or any change whatsoever.